[Letterhead of Jones, Day, Reavis & Pogue]

                                February 9, 2001

Omnicom Group Inc.
437 Madison Avenue
New York, New York 10022

Ladies and Gentlemen:

      We have acted as counsel to Omnicom Group Inc., a New York corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), with respect to the registration for resale under the Securities Act of 1933, as amended, of $750,000,000 aggregate issue price of Liquid Yield Option(TM) Notes due 2031 (Zero Coupon -- Senior) (the "LYONs") issued by the Company on February 7, 2001 and shares of the Company's common stock, par value $0.15 per share (the "Conversion Shares"), issuable upon conversion and/or redemption of the LYONs. The LYONs were issued pursuant to an Indenture, dated as of February 7, 2001 (the "Indenture"), by and between the Company and The Chase Manhattan Bank, as trustee (the "Trustee").

      We have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion, and based thereupon we are of the opinion that:

      1. The LYONs have been duly authorized and are valid and binding obligations of the Company.

      2. When issued upon conversion in accordance with the terms of the LYONs and the Indenture, the Conversion Shares will be validly issued, fully paid and non-assessable.

      The opinions expressed herein are limited to the federal laws of the United States of America and the laws of the State of New York, as currently in effect, and we express no opinion as to the effect of laws of any other jurisdiction on the opinions expressed herein.


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Omnicom Group Inc.
February 9, 2001
Page 2

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-3 filed by the Company to register the resale of the LYONs and the Conversion Shares under the Securities Act of 1933, as amended, and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                                  Very truly yours,

                                                  /s/ Jones, Day, Reavis & Pogue
                                                  ------------------------------
                                                  Jones, Day, Reavis & Pogue